Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT:

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in the consolidated financial statements of the Company. The names of such subsidiaries are set forth below.

	Jurisdiction
	in which	Percentage of
	Incorporated	Ownership

Chemineer de Mexico, S.A. de C.V.	Mexico	100
Chemineer, Asia, Ptd. Ltd.	Singapore	75
Chemineer, Inc.	Delaware	100
Dioptec Scan Limited	United Kingdom	100
Edlon, Inc.	Delaware	100
FrymaKoruma GmbH	Germany	100
Glasteel Parts and Services, Inc.	Delaware	100
GMM Pfaudler Limited	India	51
Ingeniere Pharmaceutique Modulaire S.A.	France	50
Laetus am Sandberg Geratebau GmbH	Germany	100
Moyno de Mexico, S.A. de C.V.	Mexico	51
Moyno, Inc.	Delaware	100
Pfaudler Equipamentos Industrias Ltda.	Brazil	100
Pfaudler S.A. de C.V.	Mexico	100
Pfaudler Speiss A.G.	Switzerland	100
Pfaudler, Inc.	Delaware	100
Pfaudler-Werke GmbH	Germany	100
R&M Energy Systems de Venezuela, C.A.	Venezuela	100
Robannic Overseas Finance A.V.V	Netherlands Antilles	100
Robbins & Myers Belgium S.A.	Belgium	100
Robbins & Myers Canada, Ltd.	Canada	100
Robbins & Myers de Mexico, S.A. de C.V.	Mexico	100
Robbins & Myers Energy Systems L.P.	Texas	100
Robbins & Myers Energy Systems, Inc.	Delaware	100
Robbins & Myers GmbH	Germany	100
Robbins & Myers Holdings, Inc.	Delaware	100
Robbins & Myers International Sales Co., Inc.	U.S. Virgin Islands	100
Robbins & Myers Singapore Private Limited	Singapore	100
Robbins & Myers U.K. Limited	England	100
Rodic S.A. de C.V.	Mexico	100
Romaco A.G.	Switzerland	100

Romaco Argentina S.A.	Argentina	50
Romaco Australia Pty Ltd.	Australia	100
Romaco Bosspak	Australia	51
Romaco Finance B.V.	Netherlands	100
Romaco Holdings U.K. Limited	United Kingdom	100
Romaco Inc.	Delaware	100
Romaco International B.V.	Netherlands	100
Romaco Limited	Hong Kong	100
Romaco Machinery Limited	Ireland	100
Romaco Machinery, S.A.	Spain	100
Romaco N.V.	Netherland Antilles	100
Romaco Pharmatechnik GmbH	Germany	100
Romaco S.A.	Colombia	100
Romaco S.A.M.	Monaco	100
Romaco S.a.r.l.	France	100
Romaco S.p.A.	Italy	100
Romaco UK Limited	United Kingdom	100
Suzhou Pfaudler Glass-Lined Equipment Co., Limited	China	70
Tycon Technoglass S.p.A.	Italy	100
Universal Glasteel Equipment	Delaware	50
Zanchetta & C. S.r.L.	Italy	100